UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 3, 2020 (September 1, 2020)
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 Bee Cave Road, Bldg One, Suite 200, Rollingwood, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A Non-voting Common Stock, par value $.01 per share	EZPW	NASDAQ Stock Market	(NASDAQ Global Select Market)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)(c)Timothy K. Jugmans has been appointed Interim Chief Financial Officer (principal financial officer), effective  September 1, 2020.
Mr. Jugmans, age 44, has been serving as the Company’s Vice President, Treasury and M&A since December 2016, having served as a consultant to the Company performing similar duties since March 2015. From January 2015 to December 2016, Mr. Jugmans was a principal of Selene Partners Inc., a financial consulting firm providing strategic advice and other business services to a variety of clients, including the Company and Morgan Schiff & Co., Inc. Morgan Schiff & Co., Inc. is a boutique investment banking services company wholly owned by Phillip E. Cohen, the beneficial owner of all of the Company’s Class B Voting Common Stock. Mr. Jugmans served as the Chief Financial Officer of Morgan Schiff & Co., Inc. from April 2013 to December 2014, and was Chief Financial Officer of ShippingEasy, Inc. from July 2011 to April 2013. From April 2005 to June 2012, Mr. Jugmans was a Corporate Advisor at Lexicon Partners Pty Limited, an independent corporate advisory and consulting firm based in Sydney, Australia. He served in various analyst and senior analyst positions at boutique investment banks for seven years prior to that. Mr. Jugmans currently has no affiliation or relationship with Mr. Cohen (other than through his Company role) or any of Mr. Cohen’s non-EZCORP companies.
Mr. Jugmans received a Bachelor of Business degree, with a major in Finance and a minor in Mathematics, from the University of Technology in Sydney. He serves as a non-executive board member of Ratecity Pty Ltd., which operates one of Australia’s leading financial comparison sites.
As Interim Chief Financial Officer, Mr. Jugmans will receive the following compensation:
•Annual base salary of $370,000.
•Annual short-term incentive (STI) bonus target of 60% of base salary. The STI bonus for fiscal 2020 will be prorated for time in position.
•Annual long-term incentive (LTI) award target of 80% of base salary. Currently, the Company’s LTI awards are made in the form of performance-based restricted stock units that vest at the end of a three-year performance period subject to the achievement of specified performance goals based on net income and earnings per share.
•Other benefits generally made available to the Company’s executive officers, including severance of twelve months’ base salary on termination without cause.
Mr. Jugmans succeeds Jason A. Kulas, who joined the Company as President and Chief Financial Officer in February 2020 and was promoted to Chief Executive Officer in July 2020.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	September 3, 2020	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Chief Legal Officer and Secretary